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                           LEASE EXTENSION AGREEMENT

                  THIS LEASE EXTENSION AGREEMENT is made and entered into by and between Crawford-Austin Mfg. Co., as Lessor, and Easy Gardener Acquisition Corp, as Lessee, upon the following terms, conditions, considerations and agreements.

WHEREAS by that one certain Lease Agreement (the "Lease") dated 8-1-89 executed by Lessor and Lessee, Lessor leased unto Lessee the "Leased Premises" as described therein and being described herein as follows:

                               3016 Franklin Ave
                               Waco, Texas 76710

         WHEREAS Lessor and Lessee desire to extend the Lease in accordance with the terms thereof;

         NOW THEREFORE, for and in consideration of the foregoing, and the agreements of the parties hereafter set forth, it is agreed as follows:

         1. LEASE EXTENSION. The Lease is hereby extended and renewed for a term of Thirty-nine (39) months, ("Extended Term") with the extended term beginning on the 1st day of November 1, 1997 and ending on the 28th day of February, 2001.

         2. RENT. The monthly base rental for the Extended Term shall be the sum of $18,543.96 beginning February 1, 1998 thru February 28, 2001.

            Rent will be abated for these periods:

          November 1997                       $18543.96
          December 1997                       $18543.96
          January 1997                        $12912.08 (total rent due in
                                              January is $5631.88)

         3. OTHER TERMS. All of the terms, provisions, covenants, and agreements contained in the Lease, except as may be specifically modified herein, shall be fully applicable throughout the Extended Term.

         4. BINDING EFFECT. The execution hereof and the resulting extension and/or modification of the Lease, shall not in any way relieve or diminish the obligations, responsibilities or liability of any Lessee or any guarantor of any Lessee under the Lease, and it is agreed that all such obligations, responsibilities and liability, and security therefor, shall continue throughout the Extended Term. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, successors and assigns.

         5.  CHANGES OR ADDITIONS.

                  1. Monthly rental rate will change if taxes and insurance increase. Lessor will provide tax receipts and/or copies of insurance statements should either of these increase.

                  2. New total lease space size is 206,044 sq. ft. Please see attached Exhibit "A" site plan.

         EXECUTED this 16th day of October, 1997.

Crawford-Austin Mfg. Co.                  Easy Gardener Acquisition Corp.


/s/ Gordon D. Harriman, III               /s/ Sheila B. Jones
-------------------------------           --------------------------------
Gordon D. Harriman, III, Pres.            "Lessee"
"Leessor"                                 Sheila B. Jones, VP Operations